UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd , Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2025, Venus Concept Inc. (the “Company”), entered into a Unit Purchase Agreement (the "Purchase Agreement") by and among the Company, Meta Robotics LLC (“Meta”) and MHG Co., Ltd. (“Meta Healthcare Group”) pursuant to which the Company agreed to sell the Venus Hair Business (as defined below) to Meta Healthcare Group in an all-cash transaction valued at $20 million, subject to a customary working capital adjustment (the “Transaction”).

Under the terms of the Purchase Agreement, Meta Healthcare Group will acquire Meta, a newly formed subsidiary of the Company, containing the Company’s portfolio of hair restoration and hair transplant technologies, related equipment, services and assets, including intellectual property relating to the ARTAS and NeoGraft technologies (the “Venus Hair Business”). Additionally, Meta Healthcare Group will assume the Company’s manufacturing and research and development facility in San Jose, California, as well as the rights to manufacture NeoGraft. Meta Healthcare Group will grant a perpetual, royalty-free, worldwide license to the Company with respect to a subset of transferred patents pursuant to a license agreement to be entered into between the parties (the “License Agreement”).

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type. The Company has also agreed not to solicit proposals relating to alternative business combination transactions with respect to the Venus Hair Business, subject to certain exceptions that permit the Company’s Board of Directors to comply with its fiduciary duties.

The Transaction is expected to close in the third quarter of 2025, subject to the satisfaction or waiver of certain closing conditions, including, without limitation: an internal reorganization of the Venus Hair Business within Meta; governmental and regulatory approvals; required consents, including those of certain customers, suppliers and those required pursuant to the Republic of Korea foreign exchange regulation; a financial statement review; and the execution of a License Agreement.

The Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Unit Purchase Agreement dated June 5, 2025 by and among Venus Concept Inc., Meta Robotics LLC and MHG Co., Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: June 6, 2025	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer